Exhibit 10.3
THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
LICENSE AGREEMENT
          THIS LICENSE AGREEMENT (this “Agreement”) is entered into as of February 19, 2008 (“Effective Date”), by and among NOVAVAX, INC., a Delaware corporation (“Novavax”), and GRACEWAY PHARMACEUTICALS, LLC, a Delaware limited liability company (“Graceway”).
          WHEREAS, Graceway and Novavax are parties to that certain Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), pursuant to which, Novavax agreed to sell to Graceway, and Graceway agreed to acquire from Novavax, certain assets used by Novavax in connection with the research, development, manufacture, distribution, marketing, sale, promotion, importation and use of the Product (as defined in the Asset Purchase Agreement);
          WHEREAS, pursuant to Section 7.02(d) of the Asset Purchase Agreement, Graceway has agreed to license to Novavax certain rights in the Licensed Technology (as defined herein); and
          WHEREAS, it is a condition precedent to Novavax’s obligation to consummate the Closing under the Asset Purchase Agreement that the parties enter into this Agreement, and the parties are entering into this Agreement on and as of the Closing Date under the Asset Purchase Agreement.
          NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained in this Agreement and the Asset Purchase Agreement, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS AND REFERENCES
     1.1. Defined Terms.
          Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings given to such terms in the Asset Purchase Agreement.
          “Agreement” has the meaning set forth in the Preamble.
          “Asset Purchase Agreement” has the meaning set forth in the Recitals.
          “Effective Date” has the meaning set forth in the Preamble.
          “Field” means [* * *]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
          “Graceway Confidential Information” has the meaning set forth in Section 4.2(a).
          “Licensed IP” means the Patents listed in Schedule 2.01(a) of the Asset Purchase Agreement.
          “Licensed Technology” means the Transferred Know-How as defined in the Asset Purchase Agreement.
     1.2. Construction of Certain Terms and Phrases.
          Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement; (d) all references herein to “Articles” or “Sections” are to Articles or Sections of this Agreement; (e) the term “or” has, except as otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
ARTICLE 2
LICENSE GRANT
     2.1. License Grant.
          (a) Subject to the terms and conditions of this Agreement, Graceway hereby grants to Novavax an exclusive, non-transferable (except as permitted under Section 8.6), royalty-free, limited license, with the right to grant sublicenses through multiple tiers, to develop, make, have made, use, sell, offer for sale, and import products and services claimed or covered by the Licensed IP solely in the Field. Novavax acknowledges and agrees that the license granted in this Section 2.1(a) is for the sole purpose of enabling Novavax to practice and/or sublicense to third parties the Licensed IP for the research, development and sale of products and services by such third parties in the Field in accordance with the terms of the foregoing license, and Novavax is expressly excluded from using the Licensed IP for any other purpose.
          (b) Subject to this Section 2.1(b), Novavax may sublicense the rights granted under this Section 2.1 to a third party without the consent of Graceway. Novavax acknowledges and agrees that any sublicense granted shall be made subject to the terms of this Agreement and shall not relieve Novavax of its obligations under this Agreement. Promptly after the execution of any sublicense agreement, Novavax shall provide Graceway with a complete copy of such agreement; provided, that financial and other business terms that are unrelated to Novavax’s obligations under this Agreement may be redacted.
          (c) Subject to the terms and conditions of this Agreement, Graceway hereby grants to Novavax an exclusive, non-transferable (except as permitted under Section 8.6),

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
royalty-free, limited license, with the right to grant sublicenses through multiple tiers, to make, have made, use, sell, offer for sale, and import products and services developed using or incorporating the Licensed Technology solely in the Field and in the Territory.
     2.2. Reservation of Rights.
          Novavax acknowledges and agrees that Graceway owns, reserves and retains all right, title and interest in and to the Licensed IP and the Licensed Technology, except for the limited, express license grant set forth herein.
     2.3. No Access to Information.
          Novavax acknowledges and agrees that Graceway has no obligation to provide Novavax with any information, data, materials or documentation regarding the Licensed Technology or any other assets of Graceway (including the NDA for the Product), nor to provide any other technical assistance. For the avoidance of doubt, Novavax acknowledges and agrees that neither Novavax nor any of its licensees or sublicensees shall have any right of reference to any information, data, materials or documentation regarding the Licensed Technology or any other assets of Graceway (including the NDA for the Product).
     2.4. Disclaimers.
          Graceway makes no representation as to, and does not warrant, the accuracy or completeness of the Licensed IP or the Licensed Technology, nor does Graceway warrant that the use of the Licensed IP or the Licensed Technology, or any products developed, manufactured or packaged in accordance with or utilizing such technology or the intellectual property rights therein, will be free from claims of infringement of the patents, copyrights or other intellectual property rights of any third party. Except for Graceway’s express obligations under this Agreement, Graceway shall not be under any liability arising out of granting the license set forth in Section 2.1 under, in connection with or as a result of this Agreement, whether on warranty, contract, negligence or otherwise.
ARTICLE 3
COVENANTS
          Novavax covenants and agrees that Novavax shall not use, nor permit any permitted assignee or sublicensee to use, all or any part of the Licensed IP or the Licensed Technology for any purpose except as set forth in Section 2.1 and Novavax agrees that any use of the Licensed IP or the Licensed Technology outside of the scope of the license grant set forth in Section 2.1 shall be a breach of this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
ARTICLE 4
PROPRIETARY RIGHTS AND CONFIDENTIAL INFORMATION
     4.1. Ownership.
          Novavax hereby agrees that the Licensed Technology constitutes commercially valuable, proprietary trade secrets and confidential information of Graceway. Novavax further agrees that except for the limited license grant set forth in Section 2.1 and its rights to the Licensed Technology outside the Territory, Novavax shall not assert any right, title or interest in or to the Licensed IP or the Licensed Technology. Novavax acknowledges that the Licensed Technology (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from the disclosure or use and (ii) is the subject of efforts of Graceway that are reasonable under the circumstances to maintain its secrecy.
     4.2. Confidential Information.
          (a) In addition to Novavax’s other confidentiality obligations set forth in the Asset Purchase Agreement, Novavax agrees, during the term of this Agreement and thereafter, to (i) maintain the Licensed Technology whether disclosed by Graceway to Novavax in any manner and in any form or format or otherwise retained by Novavax (the “Graceway Confidential Information”), in the strictest confidence, (ii) not disclose the Graceway Confidential Information to any third parties, and (iii) only use such Graceway Confidential Information to practice the license and other rights granted hereunder in accordance with this Agreement. Notwithstanding the foregoing, Novavax may disclose Graceway Confidential Information, and authorize the use of such Graceway Confidential Information on the same terms applicable to Novavax under this Agreement, to the following persons and entities: (A) employees or contractors of Novavax who have a need to know such information and (B) sublicensees in connection with the grant of any sublicense of the rights granted hereunder, in each case where such persons or entities have a legal obligation to maintain the confidentiality of such information on the same terms applicable to Novavax in this Agreement. In addition, Novavax may disclose Graceway Confidential Information to Governmental Authorities solely for the purposes of, and solely to the extent necessary for, submitting and maintaining applications for the authorization or use of pharmaceutical products in the Field; provided, that Novavax shall request confidential treatment for any submission of such information to any Governmental Authority and, if such information will not receive confidential treatment by such Governmental Authority, then Novavax shall not disclose such information to such Governmental Authority without Graceway’s prior written consent, which consent will not be unreasonably withheld. Without limiting the foregoing, Novavax shall, consistent with the practices and procedures under which Novavax protects its own most valuable proprietary information and materials, protect the Graceway Confidential Information against any unauthorized or unlawful use, disclosure, dissemination or copying.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
          (b) Novavax’s obligations under this Section 4.2 shall not apply to information that Novavax can demonstrably prove (i) is, or later becomes, generally available to the public through no fault of Novavax or its Affiliates, or (ii) is obtained from a third party not under an obligation of confidentiality. If required by order of any Government Authority, Novavax may disclose to such authority, data, information, or materials pertaining to or involving the Graceway Confidential Information to the extent required by such order, provided that Novavax shall first have notified Graceway of the required disclosure and provided reasonable cooperation to Graceway’s efforts to obtain a protective order to maintain the confidentiality of such data, information or materials.
          (c) Novavax’s obligations of confidentiality shall remain in full force and effect until the Graceway Confidential Information falls into one of the categories set forth in (b) above.
          (d) Novavax acknowledges that in the event of a breach by Novavax of any provisions of this Article 4, Graceway will not have an adequate remedy in money or damages. Graceway shall therefore be entitled to seek injunctive relief against any such breach by Novavax in any court of competent jurisdiction without the necessity of posting bond. Graceway’s rights hereunder shall not in any way be construed to limit or restrict its right to seek or obtain other damages or relief under this Agreement or under applicable law.
     4.3. Maintenance and Enforcement of Licensed IP.
          (a) Graceway agrees to use commercially reasonable efforts to prosecute and maintain patents and patent applications within the Licensed IP in the Territory. However, Graceway may, in its discretion, elect to abandon any patent applications or issued patent in the Licensed IP in all or any jurisdictions in the Territory. Following any such abandonment in any such jurisdiction, Novavax shall have the right, but not the obligation, to commence or continue such prosecution solely in such jurisdiction and to maintain any such patent or patent application solely in such jurisdiction under its own control and at its own expense (and, as between the parties hereto, such abandoned patent applications or issued patent in the Licensed IP solely in such jurisdiction shall, at the election of Novavax, become the sole and exclusive property of Novavax). Prior to any such abandonment, Graceway shall give Novavax at least ninety (90) days notice and a reasonable opportunity to take over prosecution of such patent or patent application.
          (b) Novavax shall, and shall cause its licensees and sublicensees to, use commercially reasonable efforts to notify Graceway of any infringement or potential infringement by any Person of the Licensed IP. Upon the reasonable request of Graceway, Novavax will use commercially reasonable efforts to cooperate with Graceway in the prosecution and enforcement of Graceway’s rights in the Licensed IP. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed to obligate Graceway to enforce or prosecute any of the Licensed IP.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
          (c) In the event Novavax notifies Graceway of an infringement in the Field with sufficient supporting documentation or facts to support the good faith filing of an enforcement action, Graceway has the right to determine within forty-five (45) days of receipt of such notification, or twenty (20) days in the event a sufficient presentation is made by Novavax as to the need for preliminary injunctive relief, to elect to bring such action against the potential infringers in the Field. If Graceway determines to bring an action within such applicable time period with respect to any infringement, Novavax agrees to fully cooperate with Graceway, at its cost and expense, in prosecuting any such action. Graceway will promptly provide Novavax with copies of all pleadings and documents filed by any third party or served on it. Graceway will also promptly provide Novavax with copies of all pleadings and documents to be filed by it and will reasonably implement any comments received from Novavax with respect to any such pleadings and documents. In the event Graceway declines to bring an action, if Novavax nevertheless desires to enforce the Licensed IP against potential infringers in the Field, then Novavax shall inform Graceway. Upon the reasonable request of Novavax, Graceway will then use commercially reasonable efforts to cooperate with Novavax in such enforcement, including, if required to bring such action, by either, at Graceway’s option, furnishing a Power of Attorney or joining such action as a necessary party. Novavax will promptly provide Graceway with copies of all pleadings and documents filed by any third party or served on it. Novavax also will promptly provide Graceway with copies of all pleadings and documents to be filed by it and will reasonably implement any comments received from Graceway with respect to any such pleadings and documents. Graceway will have the right to be represented by separate counsel in any such action. Except as otherwise agreed by the parties as a cost sharing arrangement, any recovery realized as a result of any litigation described in this Section 4.3(c) (whether by way of settlement or otherwise) will be first allocated to reimbursement of Graceway’s legal fees and expenses, then toward reimbursement of Novavax’s legal fees and expenses, and then the remainder will be divided [* * *] to Novavax and [* * *] to Graceway.
          (d) Neither party shall have the right to settle any patent infringement litigation under this Section 4.3 in a manner that diminishes the rights or interest of the other party without the express written consent of such other party, such written consent to not be unreasonably withheld.
ARTICLE 5
TERMINATION
     5.1. Termination.
          Novavax may terminate this Agreement for its convenience upon thirty (30) days prior written notice to Graceway. Graceway may terminate this Agreement for any material breach by Novavax in the event that Novavax fails to cure such breach within sixty (60) days after receipt of written notice of such breach.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     5.2. Effect of Termination.
          Upon termination of this Agreement, all license rights granted herein shall automatically terminate and Novavax and any permitted assignee or sublicensee shall immediately cease all use of the Licensed IP and the Licensed Technology, unless Graceway otherwise agrees in writing
     5.3. Survival.
          The following articles and sections of this Agreement shall survive termination for any reason: Sections 2.2, 2.4, 4.1 and 4.2, and Articles 5, 6, 7 and 8.
ARTICLE 6
WARRANTY DISCLAIMER
          GRACEWAY MAKES NO WARRANTIES REGARDING THE LICENSED TECHNOLOGY OF ANY KIND, EXPRESS OR IMPLIED, WHETHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND GRACEWAY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR OTHERWISE. GRACEWAY MAKES NO WARRANTY AS TO THE SUITABILITY OF THE LICENSED TECHNOLOGY.
ARTICLE 7
INDEMNIFICATION
          In addition to Novavax’s indemnification obligations under the Asset Purchase Agreement, Novavax shall indemnify, defend, and hold Graceway and the Buyer Indemnified Parties harmless from and against any claims and all Losses incurred or suffered by Graceway and the Buyer Indemnified Parties from any claim brought by a third party to the extent caused by any breach by Novavax of any term of this Agreement.
ARTICLE 8
MISCELLANEOUS
     8.1. Notices.
          All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, prepaid telex, cable, courier, telegram or facsimile and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by telex, cable or telegram shall be deemed to have been given on the date received) in accordance with the notice information set forth in Section 10.04 of the Asset Purchase Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     8.2. Entire Agreement.
          This Agreement, the Asset Purchase Agreement, and its Appendices, Exhibits and Schedules constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements or understandings of the parties relating thereto.
     8.3. Waiver; Remedies.
          No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
     8.4. Amendment.
          This Agreement may be modified or amended only by written agreement of the parties hereto.
     8.5. No Third Party Rights.
          No provision of this Agreement shall be deemed or construed in any way to result in the creation of any rights in or obligations of any Person not a party to this Agreement.
     8.6. Successors and Assigns.
          Novavax may not sublicense or otherwise transfer, convey or assign any of its rights, duties or obligations hereunder without the prior written consent of Graceway; provided, that Novavax shall be permitted to (i) grant sublicenses in accordance with the terms of Section 2.1; (ii) to the extent necessary, assign all, but not less than all, of Novavax’s rights under this Agreement to a buyer in a Change of Control transaction if such buyer shall agree in writing to be bound by the terms and conditions of this Agreement; and (iii) assign this Agreement, in whole or in part, to a third party in connection with the sale of all or substantially all of the assets or rights to which this Agreement relates if such buyer shall agree in writing to be bound by the terms and conditions of this Agreement. Any purported assignment or sublicense in violation of this Agreement shall be void. Any permitted assignee or sublicensee shall assume all obligations of its assignor or sublicensor under this Agreement. No sublicense of this Agreement or of any rights hereunder shall relieve the sublicensing party of any of its obligations or liability hereunder. Graceway shall be free to assign or sublicense all or any part of this Agreement without the prior written consent of Novavax. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     8.7. Governing Law; Jurisdiction.
          This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof (other than Section 5-1401 of the New York General Obligations Law). The parties hereto hereby waive personal service of any process in connection with any such action, suit or proceeding and agree that the service thereof may be made by certified or registered mail addressed to or by personal delivery to the other party, at such other party’s address set forth pursuant to Section 10.04 of the Asset Purchase Agreement. In the alternative, in its discretion, any of the parties hereto may effect service upon any other party in any other form or manner permitted by law.
     8.8. Fees and Expenses.
          Except as may be otherwise specified in the Asset Purchase Agreement, each party shall bear its own fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby.
     8.9. Further Assurances.
          Each party shall execute and deliver such additional instruments and other documents and use all commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.
     8.10. Interpretation.
          The parties hereto acknowledge and agree that: (a) each party and its representatives have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (b) the terms and provisions of this Agreement shall be construed fairly as to each party hereto and not in favor of or against either party regardless of which party was generally responsible for the preparation or drafting of this Agreement; (c) all section titles or captions contained in this Agreement and in any appendix referred to herein or annexed to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement; and (d) each Appendix, Exhibit and Schedule hereto is incorporated by reference and made a part of this Agreement.
     8.11. No Joint Venture.
          Nothing contained herein shall be deemed to create any joint venture or partnership between the parties hereto, and, except as is expressly set forth herein, neither party shall have any right by virtue of this Agreement to bind the other party in any manner whatsoever.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
     8.12. Severability.
          If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective while this Agreement remains in effect, the legality, validity and enforceability of the remaining provisions shall not be affected thereby.
     8.13. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.
[The remainder of this page intentionally left blank.]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.
          IN WITNESS WHEREOF, the parties hereto have executed, or caused to be executed, this License Agreement as of the date first above written.

LICENSEE: NOVAVAX, INC.
By:	/s/ Raymond J. Hage, Jr.
Name:	Raymond J. Hage, Jr.
Title:	SVP Commercial Operations

LICENSOR: GRACEWAY PHARMACEUTICALS, LLC
By:	/s/ Jefferson J. Gregory
Name:	Jefferson J. Gregory
Title:	Chairman and CEO